Exhibit 3.1

                                 Delaware

                                                                          Page 1

                                 The First State

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "COMMUNITY BANK SYSTEM, INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF APRIL, A.D. 2004, AT 7:45 O'CLOCK P.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                      /s/ Harriet Smith Windsor
                                      -------------------------
                                      Harriet Smith Windsor, Secretary of State
2006823  8100                                           AUTHENTICATION: 3043901
040262414                                                        DATE: 04-08-04

                                  (State Seal)

                                                          State of Delaware
                                                         Secretary of 5tate
                                                      Division of Corporations
                                                    Delivered 07:48PM 04/08/2004
                                                     FILED 07:45 PM 04/08/2004
                                                    SRV 040262414 - 2006823 FILE

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           COMMUNITY BANK SYSTEM, INC.

    (Pursuant to Section 242 of the General Corporation Law of the State of
                                   Delaware)

      Community Bank System, Inc., a Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

      FIRST: The following amendment to the Corporation's Certificate of Incorporation was duly approved and adopted by the Corporation's Board of Directors and Shareholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

      Article 4(a) of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

                  (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is Fifty Million Five Hundred Thousand (50,500,000), of which Fifty Million (50,000,000) shares of the par value of One Dollar ($1.00) per share, amounting in the aggregate to Fifty Million Dollars ($50,000,000.00), shall be Common Stock, and Five Hundred Thousand (500,000) shares of the par value of One Dollar ($1.00) per share, amounting in the aggregate to Five Hundred Thousand Dollars ($500,000,00), shall be Preferred Stock.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed on this 8th day of April, 2004 by the undersigned, who was duly authorized, and the signature of the undersigned shall constitute the affirmation and the acknowledgement of the undersigned, under penalties of perjury, that this Certificate of Amendment is the act and deed of the Corporation, and that the facts stated herein are true.

                                            COMMUNITY BANK SYSTEM, INC.


                                            /s/ Mark E. Tryniski.
                                            ------------------------------------
                                            Mark E. Tryniski
                                            Executive Vice President, COO & CFO

Attest:


By: /s/ Donna J. Drengel
------------------------
Donna J. Drengel
Secretary.


                                       3